                                                                     EXHIBIT 3.1
                             DAVIS POLK & WARDWELL
                              450 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10017
                                 (212) 450-4000
                                                                 AUGUST 24, 1999
EQUITY INVESTOR FUND,
BLUE CHIP STOCK SERIES 8,
PREMIUM AMERICAN PORTFOLIO
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
SALOMON SMITH BARNEY INC.
DEAN WITTER REYNOLDS INC.
C/O MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
DEFINED ASSET FUNDS
P.O. BOX 9051
PRINCETON, N.J. 08543-9051
(609) 282-8500
Dear Sirs:

     We have acted as special counsel for you, as sponsors (the 'Sponsors') of Equity Investor Fund, Blue Chip Stock Series 8, Premier American Portfolio, Defined Asset Funds (the 'Fund'), in connection with the issuance of units of fractional undivided interest in the Fund (the 'Units') in accordance with the Trust Indenture relating to the Fund (the 'Indenture').

     We have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents and instruments as we have deemed necessary or advisable for the purpose of this opinion.

     Based upon the foregoing, we are of the opinion that (i) the execution and delivery of the Indenture and the issuance of the Units have been duly authorized by the Sponsors and (ii) the Units, when duly issued and delivered by the Sponsors and the Trustee in accordance with the Indenture, will be legally issued, fully paid and non-assessable.

     We hereby consent to the use of this opinion as Exhibit 3.1 to the Registration Statement relating to the Units filed under the Securities Act of 1933 and to the use of our name in such Registration Statement and in the related prospectus under the heading 'How The Fund Works--Legal Opinion.'

                                          Very truly yours,

                                          DAVIS POLK & WARDWELL